SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): October 21, 1997
                        Commission File Number: 0-14096


                             FORELAND CORPORATION

             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                          87-0422812
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     (State or other jurisdiction of             (IRS Employer
      incorporation or organization)           Identification No.)



            12596 W. BAYAUD AVENUE
         SUITE 300, LAKEWOOD, COLORADO                 80228
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     (Address of Principal Executive Offices)       (Zip Code)

              Registrant's Telephone Number, including Area Code:
                               (303) 988-3122




                                    N/A
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     (Former name, former address, and formal fiscal year, if changed since last report)







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                             ITEM 5.  OTHER EVENTS
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      Foreland Corporation ("Foreland" or the "Company") announced on October
21, 1997, that the well bore evaluation phase at the Company's enhanced recovery test project at Eagle Springs field, Nye County, Nevada, has been completed.
The Company reentered the well which will be converted to an injector and evaluated the casing for soundness and assessed the cement integrity. The mechanical integrity of the well bore was judged excellent and tests were witnessed and approved by the appropriate governmental authorities. Additional surface and downhole equipment is currently being delivered to the site.

      Foreland's management believes that with this phase completed it can move forward with a pilot injectivity test by the end of October. The pilot program is intended to assess various reservoir and injection parameters and allow Foreland to begin design work on the compressors after approximately two months of testing.

      A recovery forecast based on the Eagle Springs field oil and reservoir properties indicates 8.8 million net barrels of additional oil may be expected from the enhanced oil recovery program. As of December 31, 1996, Eagle Springs Field had approximately 3.1 million barrels of proven reserves, based on the Company's independent year end reserve report.

      Except for the historical information contained herein, the matters discussed in this news release are "forward-looking statements" within the meaning of federal securities laws. Actual results or events may differ substantially from these forward-looking statements due to numerous risks and uncertainties, including actual results from drilling for expansion, cash flow from operations, and other risks discussed in the Company's filings with the Securities and Exchange Commission.



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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 1997

                                          FORELAND CORPORATION



                                          By /s/ N. Thomas Steele, President